UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

BioDrain Medical, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-54361	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of Principal Executive Offices and Zip Code)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 8, 2013, BioDrain Medical, Inc. (the “Company”) issued a promissory note in the principal amount of $100,000 (the “Note”) in favor of Brookline Group, LLC (“Brookline”). The Note will bear interest on the unpaid principal balance thereof at a fixed interest rate equal to 15.00% per annum beginning on April 1, 2013, until such time as all principal and interest accrued thereunder is paid in full. The Note will be due and payable on the earlier of: (i) such time as the Company closes a financing transaction in relation to which Brookline serves as the Company’s placement agent in which Brookline receives net proceeds of at least $100,000; or (ii) May 1, 2013. The Company may make prepayments of indebtedness owing under the Note at any time, without penalty or premium. The Note is subject to various default provisions, and the existence of such an event of default will cause the Note to bear interest at a default rate equal to 10.00% in excess of the then applicable interest rate. In addition, payment of indebtedness under the Note may be accelerated by Brookline if an event of default exists.

The foregoing summary of the Note is not intended to be complete and is qualified in its entirety by the terms and the conditions of the Note included as Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated herein by reference.

Item 3.02         Unregistered Sales of Equity Securities.

On March 12, 2013, the “Company” sold and issued 4,228,571 units of its securities (each a “Unit”, collectively, the “Units”), at a price of $0.07 per Unit, for aggregate proceeds of $296,000.00. Each Unit consists of one share of common stock of the Company (“Common Stock”) and a warrant (collectively, the “Warrants”) to purchase one share of Common Stock. The Warrants are exercisable at an exercise price of $0.15 per share (the “Exercise Price”) any time after the date of issuance (the “Issue Date”) until 5:00 p.m. Eastern time on the fifth anniversary of the Issue Date (the “Expiration Date”). In addition, provided that the shares of Common Stock underlying the Warrants are not registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and the fair market value of one share of Common Stock is greater than the Exercise Price, any time from and after the 180th day following the Issue Date until the Expiration Date, the Warrants may be exercised on a cashless basis. No commissions were paid in respect of the sale of the Units. The Units and securities underlying the Units were issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended, inasmuch as the Units were sold to accredited investors only and the Company did not engage in any general advertisement or general solicitation in connection with the offering of the Units.

As of the date of this filing, there are 113,160,560 shares of Common Stock of the Company issued and outstanding.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1  Promissory Note in the principal amount of $100,000, dated as of March 8, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2013

BIODRAIN MEDICAL, INC.

By:	/s/ Josh Kornberg
Josh Kornberg
President and Chief Executive Officer

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